As filed with the Securities and Exchange Commission on July 18, 2019
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GOLDEN OCEAN GROUP LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Golden Ocean Group Limited Par-la-Ville Place 14 Par-la-Ville Road Hamilton HM 08 Bermuda (441) 295-6935	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200
(Address and telephone number of Registrant's principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:
Gary J. Wolfe, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574-1200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.
If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)(4)
Primary Offering
Common Shares, par value $0.05 per share
Preferred Shares
Debt Securities(5)
Warrants(6)
Purchase Contracts(7)
Rights(8)
Units(9)
Primary Offering Total		$400,000,000	$15,271

1.
Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities of $400,000,000. Also includes such indeterminate amount of securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, convertible or exchangeable securities.

2.
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to General Instruction II.C of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities sold by Golden Ocean Group Limited pursuant to this registration statement exceed $400,000,000.

3.
As discussed below, pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, this registration statement includes $274,003,641.50 aggregate offering price of unsold securities that were previously registered on a registration statement on Form F-3 (Registration No. 333-211365) and for which the registration fee was previously paid. Accordingly, the $15,271 registration fee shown above has been calculated based on the proposed maximum offering price of the additional $125,996,358.50 of securities registered on this registration statement.

4.	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

5.
If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $400,000,000.

6.	There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $400,000,000.

7.	There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $400,000,000.

8.	There is being registered hereunder an indeterminate amount of rights as may from time to time be added at indeterminate prices not to exceed an aggregate offering price of $400,000,000.

9.
There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $400,000,000. Units may consist of any combination of the securities offered by Golden Ocean Group Limited registered hereunder.

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this registration statement include $274,003,641.50 aggregate offering price of unsold securities of the Registrant previously registered on its registration statement on Form F-3 (Registration No. 333-211365), initially filed with the Securities and Exchange Commission on May 13, 2016 and declared effective on July 21, 2016, which the Registrant refers to as the Prior Registration Statement. The previously paid filing fee relating to such unsold securities under the Prior Registration Statement will continue to be applied to such unsold securities registered on this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, any such unsold securities are sold pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of unsold securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement, if not previously terminated, will be deemed terminated as of the date of effectiveness of this Registration Statement.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.

Prospectus

Subject to completion, dated July 18, 2019

$400,000,000
GOLDEN OCEAN GROUP LIMITED
Common Shares, Preferred Shares,
Debt Securities, Warrants, Purchase Contracts, Rights and Units

Through this prospectus, we may periodically offer:
(1)	our common shares,
(2)	our preferred shares,
(3)	our debt securities,
(4)	our warrants,
(5)	our purchase contracts,
(6)	our rights; and
(7)	our units.
We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The aggregate offering price of all securities issued and sold under this prospectus may not exceed $400,000,000.  The securities issued and sold under this prospectus may be offered directly or through underwriters, agents or dealers.  The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.  The prices and other terms of the securities issued and sold under this prospectus will be determined at the time of their offering and will be described in a supplement to this prospectus.

Our common shares are currently listed on the NASDAQ Global Select Market, or the NASDAQ, under the symbol "GOGL" and on the Oslo Stock Exchange, or OSE, under the ticker code “GOGL”.
An investment in these securities involves a high degree of risk. See the section entitled "Risk Factors" on page 5 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 18, 2019.

TABLE OF CONTENTS
Page
PROSPECTUS SUMMARY	1
RISK FACTORS	5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	8
CAPITALIZATION	9
DILUTION	10
ENFORCEMENT OF CIVIL LIABILITIES	11
PLAN OF DISTRIBUTION	12
DESCRIPTION OF CAPITAL STOCK	13
DESCRIPTION OF DEBT SECURITIES	19
DESCRIPTION OF WARRANTS	25
DESCRIPTION OF PURCHASE CONTRACTS	26
DESCRIPTION OF RIGHTS	27
DESCRIPTION OF UNITS	28
EXPENSES	29
LEGAL MATTERS	29
EXPERTS	29
WHERE YOU CAN FIND ADDITIONAL INFORMATION	29

i

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States. “NOK” refers to the Norwegian Krone, which is the lawful currency of Norway.
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we may sell the common shares, preferred shares, debt securities, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific types, amounts, prices and terms of the offered securities.  The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a registration statement we filed with the Commission and do not contain all of the information in the registration statement.  Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers.  You should refer to the actual documents for a more complete description of the relevant matters.  For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under "Where You Can Find Additional Information."
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We and any underwriters have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.
Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Specific permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act of 1972 and related regulations, other than in cases where the BMA has granted a general permission.  The BMA in its policy dated June 1, 2005 provides that, where any equity securities of a Bermuda company are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of such company from and/or to a non-resident of Bermuda, for so long as any equity securities of such company remain so listed.  The NASDAQ is deemed to be an appointed stock exchange under Bermuda Law.  In granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus of the registration statement of which it forms part. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda pursuant to provisions incorporated therein following the enactment of the Companies Amendment Act 2013.  Such provisions state that a prospectus in respect of the offer of shares in a Bermuda company whose equities are listed on an appointed stock exchange under Bermuda law does not need to be filed in Bermuda, so long as the company in question complies with the requirements of such appointed stock exchange in relation thereto.

PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus.  As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.
Unless the context otherwise requires, as used in this prospectus, the terms "Company," "we," "us," and "our" refer to Golden Ocean Group Limited and all of its subsidiaries as of the date of this prospectus. "Golden Ocean Group Limited" refers only to Golden Ocean Group Limited and not its subsidiaries as of the date of this prospectus.
We use the term deadweight tons, or dwt, in describing the size of vessels. Dwt expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.
The Company
We are an international shipping company that owns and operates a fleet of dry bulk vessels, comprising Newcastlemax, Capesize, Panamax and Ultramax vessels. Our vessels transport a broad range of major and minor bulk commodities, including ores, coal, grains and fertilizers, along worldwide shipping routes. Our vessels operate in the spot and time charter markets.
We were incorporated as Knightsbridge Tankers Limited in Bermuda as an exempted company under the Bermuda Companies Act of 1981 on September 18, 1996. We were originally established for the purpose of owning and operating very large crude oil carriers, or VLCCs. Between 2007 and 2013, we sold our VLCCs and subsequently discontinued our crude oil tanker operations to expand the scope of our activities within dry bulk shipping by acquiring Capesize vessels delivered to us between 2009 and 2014. On October 7, 2014, we entered into an agreement and plan of merger, or the Merger Agreement, with Golden Ocean Group Limited, or the Former Golden Ocean, a dry bulk shipping company based in Bermuda and listed on the Oslo Stock Exchange, or the OSE, pursuant to which the two companies agreed to merge, with us as the surviving company, or the Merger. The Merger was completed on March 31, 2015. Prior to entering into the Merger Agreement, we changed our name to Knightsbridge Shipping Limited and we subsequently changed our name to Golden Ocean Group Limited following completion of the Merger.
Our registered and principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda, and our telephone number at this location is +1 (441) 295-6935.  Our corporate website is http://www.goldenocean.bm. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
Our common shares commenced trading on the NASDAQ Global Select Market in February 1997 and currently trade under the symbol "GOGL". We obtained a secondary listing on the OSE in April 2015.
As of the date of this prospectus, we own 67 dry bulk vessels and operate 10 vessels which are chartered in (of which eight are chartered in on operating leases from Ship Finance International Limited, or Ship Finance, one chartered in on an operating lease from an unrelated third party and one chartered in on a capital lease from an unrelated third party).  As of the date of this prospectus, ten of our vessels were chartered out on fixed rate time charters and the remainder operated in the spot market or were fixed on index-linked time charter contracts.
Our Fleet
The following table summarizes key information about our fleet of vessels as of the date of this prospectus:

Vessel	Built	DWT	Flag	Type of Employment
Newcastlemax - Owned
Golden Gayle	2011	206,565	MI	Index linked time charter
Golden Scape	2016	211,112	HK	Spot market with RSA
Golden Swift	2016	211,112	HK	Spot market
		628,789

Capesize - Owned
Golden Feng	2009	169,232	MI	Spot market with RSA
Golden Shui	2009	169,333	MI	Spot market with RSA

Golden Myrtalia	2011	177,979	MI	Spot market with RSA
Golden Anastasia	2014	179,189	MI	Spot market with RSA
Golden Houston	2014	181,214	MI	Spot market with RSA
Golden Kaki	2014	180,560	MI	Index linked time charter
KSL Salvador	2014	180,958	HK	Index linked time charter
KSL San Francisco	2014	181,066	HK	Index linked time charter
KSL Santiago	2014	181,020	HK	Spot market with RSA
KSL Santos	2014	181,055	HK	Spot market with RSA
KSL Sapporo	2014	180,960	HK	Spot market with RSA
KSL Seattle	2014	181,015	HK	Spot market with RSA
KSL Singapore	2014	181,062	HK	Index linked time charter
KSL Sydney	2014	181,009	HK	Spot market with RSA
Golden Amreen	2015	179,337	MI	Spot market with RSA
Golden Aso	2015	182,472	HK	Index linked time charter
Golden Finsbury	2015	182,418	HK	Spot market with RSA
Golden Kathrine	2015	182,486	HK	Spot market with RSA
KSL Sakura	2015	181,062	HK	Time charter (expires December 2019)
KSL Seoul	2015	181,010	HK	Time charter (expires March 2020)
KSL Seville	2015	181,003	HK	Spot market with RSA
KSL Stockholm	2015	181,043	HK	Index linked time charter
Golden Barnet	2016	180,355	HK	Index linked time charter
Golden Behike	2016	180,491	MI	Spot market with RSA
Golden Bexley	2016	180,228	HK	Spot market with RSA
Golden Fulham	2016	182,610	HK	Spot market with RSA
Golden Monterrey	2016	180,491	MI	Spot market with RSA
Golden Nimbus	2017	180,504	MI	Spot market with RSA
Golden Savannah	2017	181,044	HK	Index linked time charter
Golden Surabaya	2017	181,046	HK	Index linked time charter
Golden Arcus	2018	180,478	MI	Index linked time charter
Golden Calvus	2018	180,521	MI	Index linked time charter
Golden Cirrus	2018	180,487	MI	Index linked time charter
Golden Cumulus	2018	180,499	MI	Index linked time charter
Golden Incus	2018	180,511	MI	Index linked time charter
		6,305,748

Capesize - Operating Lease - Related Party, Ship Finance
Battersea	2009	169,500	MI	Spot market with RSA
Belgravia	2009	169,500	MI	Spot market with RSA
Golden Magnum	2009	179,788	HK	Index linked time charter
Golden Beijing	2010	176,000	HK	Spot market with RSA
Golden Future	2010	176,000	HK	Spot market with RSA
Golden Zhejiang	2010	175,834	HK	Spot market with RSA
Golden Zhoushan	2011	175,834	HK	Spot market with RSA
KSL China	2013	179,109	MI	Spot market with RSA
		1,401,565

Panamax – Owned
Golden Shea	2007	76,939	MI	Spot market
Golden Ice	2008	75,500	HK	Spot market
Golden Opportunity	2008	75,750	HK	Spot market
Golden Saguenay	2008	75,500	HK	Spot market
Golden Strength	2009	75,500	HK	Spot market
Golden Empress	2010	79,463	HK	Time charter (expires December 2021)
Golden Endeavour	2010	79,454	HK	Time charter (expires October 2020)
Golden Arion	2011	82,188	MI	Spot market
Golden Endurer	2011	79,474	HK	Time charter (expires November 2020)
Golden Enterprise	2011	79,463	HK	Spot market
Golden Ioanari	2011	82,188	MI	Spot market
Golden Jake	2011	82,188	MI	Spot market
Golden Suek	2011	74,849	HK	Spot market
Golden Daisy	2012	81,507	MI	Spot market
Golden Ginger	2012	81,487	MI	Spot market
Golden Keen	2012	81,586	MI	Spot market
Golden Rose	2012	81,585	MI	Spot market
Golden Bull	2012	75,000	HK	Time charter (expires July 2020)
Golden Brilliant	2013	74,500	HK	Spot market
Golden Diamond	2013	74,186	HK	Spot market
Golden Pearl	2013	74,186	HK	Spot market
Golden Sue	2013	84,943	MI	Time charter (expires December 2019)
Golden Deb	2014	84,943	MI	Time charter (expires November 2019)
Golden Ruby	2014	74,052	HK	Spot market
Golden Kennedy	2015	83,789	MI	Time charter (expires July 2020)
Golden Amber	2017	74,500	MI	Spot market
Golden Opal	2017	74,231	MI	Spot market
		2,118,951

Panamax - Capital Lease, Third party
Golden Eclipse	2010	79,600	HK	Time charter (expires April 2020)

Ultramax – Owned
Golden Cecilie	2015	60,263	HK	Spot market with RSA
Golden Cathrine	2015	60,000	HK	Spot market with RSA
		120,263

Supramax - Operating Lease, Third party
Golden Hawk	2015	58,000	PAN	Spot market with RSA

1.          RSA: Revenue sharing agreement or pool arrangement
Key to Flags:
MI – Marshall Islands, HK – Hong Kong, PAN - Panama.
Other than our interests in the vessels described above, we do not own or lease any other material physical properties, except for related party leases of our office space in Singapore and in Oslo.

Management Structure
Overall responsibility for the oversight of the management of our company and its subsidiaries rests with our Board. We operate management services through Golden Ocean Group Management (Bermuda) Ltd, our subsidiary incorporated in Bermuda, which in turn subcontracts services to Golden Ocean Management AS and Golden Ocean Shipping Co. Pte. Ltd., our subsidiaries incorporated in Norway and Singapore, respectively. Our principal executive officer and principal financial officer are employed by Golden Ocean Management AS. Our principal commercial officer is employed by Golden Ocean Shipping Co. Pte. Ltd. The Board defines the scope and terms of the services to be provided, including day-to-day operations by the aforementioned subsidiaries, and requires that it be consulted on all matters of material importance and/or of an unusual nature and, for such matters, provides specific authorization to personnel to act on our behalf.
Technical Management
We receive technical supervision services from Frontline Management (Bermuda) Limited, or Frontline Management. Pursuant to the terms of the agreement, Frontline Management receives a management fee per vessel per year. This fee is subject to annual review. When applicable, Frontline Management provides us with newbuilding supervision services and charges us for costs incurred in relation to the supervision. At the date of this filing we do not have any newbuildings. Technical operations and crewing of all owned vessels are outsourced to several leading ship management companies.
Recent Developments
On April 29, 2019, we announced that Gert-Jan van den Akker had resigned as a director of Golden Ocean Group Limited.
On May 28, 2019, we purchased 50,000 of our common shares. The shares were purchased on the Oslo Stock Exchange at an average price of NOK 44.68 per share.
On May 29, 2019, we purchased 75,000 of our common shares. The shares were purchased on the Oslo Stock Exchange at an average price of NOK 42.79 per share.
On May 31, 2019, we announced that Thomas Semino, an executive officer of the Company, exercised options to acquire a total of 50,000 shares in the Company  in accordance with the terms of our 2016 share option plan. Following the declaration Mr. Semino holds 50,000 shares and options to purchase 50,000 common shares. The option exercise was settled with treasury shares held by the Company.
On May 31, 2019, we purchased 50,000 of our common shares. The shares were purchased on the Oslo Stock Exchange at an average price of NOK 39.95 per share.
On June 25, 2019, we purchased 50,000 of our common shares. The shares were purchased on the Oslo Stock Exchange at an average price of NOK 44.98 per share. Following this transaction, we hold a total of 745,000 treasury shares.
The Securities We May Offer
We may use this prospectus to offer up to $400,000,000 of our:
1.	common shares,
2.	preferred shares,
3.	debt securities,
4.	warrants,
5.	purchase contracts,
6.	rights, and
7.	units.
We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the discussion of risks under the heading "Item 3. Key Information—D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Commission on March 22, 2019, and the other documents which are incorporated by reference in this prospectus, before making an investment in our securities. In addition, prospective U.S. Holders (as such term is defined in the discussion of "Taxation" in our Annual Report on Form 20-F for the year ended December 31, 2018) should consider the significant U.S. tax consequences relating to the ownership of our securities.  Please see the section of this prospectus entitled “Where You Can Find Additional Information—Information Incorporated by Reference.” In addition, you should also consider carefully the risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.  This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of the risks discussed in the documents incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements, which include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. The words "believe," "anticipate," "intend," "estimate," "forecast," "project," "plan," "potential," "may," "should," "expect" and similar expressions identify forward-looking statements.
The forward-looking statements in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein are based upon various assumptions, including, without limitation, management's examination of historical operating trends, data contained in our records and data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
All statements in this document that are not statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as:
•	our future operating or financial results;
•	our continued borrowing availability under our debt agreements and compliance with the covenants contained therein;
•	our ability to procure or have access to financing, our liquidity and the adequacy of cash flows for our operations;
•	our ability to successfully employ our existing dry bulk vessels;
•	changes in our operating expenses, including bunker prices, dry docking and insurance costs;
•
our ability to fund future capital expenditures and investments in the construction, acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

•	planned, pending or recent acquisitions, business strategy and expected capital spending or operating expenses, including drydocking, surveys, upgrades and insurance costs;
•	risks associated with vessel construction;
•	our expectations regarding the availability of vessel acquisitions and our ability to complete any acquisition transactions;
•	vessel breakdowns and instances of off-hire;
•	potential conflicts of interest involving members of our board of directors, or the Board, and senior management;
•	potential liability from pending or future litigation;
•	potential exposure or loss from investment in derivative instruments;
•	general dry bulk shipping market trends, including fluctuations in charter hire rates and vessel values;
•	changes in supply and demand in the dry bulk shipping industry, including the market for our vessels and the number of newbuildings under construction;
•	the strength of world economies;

•	stability of Europe and the Euro;
•	fluctuations in interest rates and foreign exchange rates;
•	changes in seaborne and other transportation;
•	changes in governmental rules and regulations or actions taken by regulatory authorities;
•	general domestic and international political conditions;
•	potential disruption of shipping routes due to accidents or political events; and
•
other factors discussed under the heading “Item 3. Key Information - D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Commission on March 22, 2019, and the other documents which are incorporated by reference in this prospectus.

In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein might not occur, and our actual results could differ materially from those anticipated in these forward-looking statements.
We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS
We intend to use net proceeds from the sale of securities as set forth in the applicable prospectus supplement.

CAPITALIZATION
Each prospectus supplement will include information on the Company's consolidated capitalization.

DILUTION
Information about the amount, if any, by which the offering price of our common shares issued pursuant to this prospectus exceeds the net tangible book value per share of our common shares following such issuance will be included in a prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES
There is no treaty in force between the U.S. and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.
In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to the public policy of Bermuda. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, may not be entertained by a Bermuda court to the extent it is contrary to Bermuda public policy. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, may not be available under Bermuda law or enforceable in a Bermuda court, to the extent they are contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violations of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we may sell some or all of our securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through NASDAQ, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to all of the securities offered and sold by us under this registration statement.

DESCRIPTION OF CAPITAL STOCK
The following is a description of material terms of our Amended Memorandum of Association and Amended and Restated Bye-laws. Because the following is a summary, it does not contain all information that you may find useful. For more complete information, you should read our Amended Memorandum of Association and Amended and Restated Bye-laws, copies of which may be obtained from us as set forth under "Where You Can Find Additional Information."
Purpose

The purposes and powers of the Company are set forth in Items 6 and 7(a) through (h) of our amended Memorandum of Association and by reference to the Second Schedule of the Companies Act. These purposes include exploring, drilling, moving, transporting and refining petroleum and hydro-carbon products, including oil and oil products; acquiring, owning, chartering, selling, managing and operating ships and aircraft; the entering into of any guarantee, contract, indemnity or suretyship to assure, support, secure, with or without the consideration or benefit, the performance of any obligations of any person or persons; and the borrowing and raising of money in any currency or currencies to secure or discharge any debt or obligation in any manner.
There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our common shares.
Authorized Capital Stock
Under our amended Memorandum of Association, our authorized share capital consists of 200,000,000 shares, $0.05 per share, of which 143,527,697 shares were issued and outstanding as of the date of this prospectus. Our common shares are listed on NASDAQ under the symbol "GOGL" and on the OSE under the ticker code "GOGL".
Description of Preferred Shares
The material terms of any series of preferred shares that we may offer through a prospectus supplement will be described in that prospectus supplement. Bye-law 5 of our Bye-laws provides that any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise.  Bye-law 5A (a) of our Bye-laws provides that the Board may exercise all powers of the Company to divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions.  Bye-law 6 provides that subject to the Companies Act 1981, any preference shares may, with the sanction of a Resolution, be issued on terms (a) that they are to be redeemed on the happening of a specified event or on a given date; and/or (b) that they are liable to be redeemed at the option of the Company; and/or (c) if authorized by the memorandum of association, that they are liable to be redeemed at the option of the holder.  A Resolution is defined in Bye-laws 1 and 77 of our Bye-laws as a resolution passed by a simple majority of votes cast at a general meeting of the Company.  Our Board of Directors may divide our shares to create a class of preferred shares and provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares, provided that the terms and manner of redemption of any preferred shares that are redeemable shall be provided for by way of amendment of our Bye-laws pursuant to Bye-law 7.   At the time that any series of our preferred shares is authorized, our Board of Directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions (with the sanction of Resolution of our shareholders), liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation.  Our Board of Directors could, with the sanction of a Resolution of our shareholders in respect of redeemable preferred shares but otherwise without shareholder approval, cause us to issue preferred shares, which has voting, conversion and other rights that could adversely affect the holders of our common shares or make it more difficult to effect a change in control.  Our preferred shares, depending on the specific terms pursuant to which they are issued, could have the effect of diluting the share ownership of shareholders, including persons seeking to obtain control of us, thereby hindering a possible takeover attempt.  In addition, our preferred shares could be issued with voting, conversion and other rights and preferences, which would adversely affect the voting power and other rights of holders of our common shares.
Share History
In February 2016, at a Special General Meeting, our shareholders approved an increase to our authorized share capital from $5,000,000 divided into 500,000,000 common shares of $0.01 par value to $6,000,000 divided into 600,000,000 common shares of $0.01 par value.
In February 2016, we announced a private placement of 68,736,800 new shares, or the Private Placement Shares, at NOK 25.00 per share, generating gross proceeds of NOK 1.7 billion (approximately $200 million). The Private Placement Shares were restricted shares in the U.S. and were subject to a six month holding period during which they could not be traded in the U.S. There are currently no restrictions to the shares.

In February 2016, we announced a subsequent offering, or the Subsequent Offering, of up to 6,873,680 new common shares at NOK 25.00 per share for gross proceeds of up to NOK171.8 million (approximately $20 million). Ultimately, 2,673,858 new common shares, or the Subsequent Offering Shares, were issued in connection with the Subsequent Offering for gross proceeds of NOK 66.8 (approximately $7.8 million). As with the Private Placement Shares, the Subsequent Offering Shares issued as part of the Subsequent Offering were restricted shares in the U.S. There are currently no restrictions to the shares.
In August 2016, we effected a 1-for-5 reverse share split of our common shares where every five shares of our issued and outstanding common shares par value $0.01 per share was automatically combined into one issued and outstanding common share par value $0.05 per share. As a result of the 1-for-5 reverse share split our authorized capital was restated from $6,000,000 divided into 600,000,000 common shares of $0.01 par value to $6,000,000 divided into 120,000,000 common shares of $0.05 par value.
In September 2016, at our 2016 Annual General Meeting, our shareholders approved an increase to our authorized share capital from $6,000,000 divided into 120,000,000 common shares of $0.05 par value to $7,500,000 divided into 150,000,000 common shares of $0.05 par value.
In October 2016, we issued an aggregate of 19,954 common shares, par value $0.05 per share, in connection with our 2010 Equity Incentive Plan.
In March 2017, we completed an equity offering raising gross proceeds of approximately $60 million through the issuance of 8,607,800 shares.
In March 2017, we entered into agreements to acquire 16 modern dry bulk vessels in transactions pursuant to which, in 2017, we issued, in the aggregate, 19,800,000 shares. In January 2018, we issued an additional 2,000,000 shares in relation to delivery of one vessel in January 2018.
In October 2017, we completed an equity offering raising gross proceeds of approximately $66 million through the issuance of 7,764,705 shares.
In December 2017, we issued 60,000 shares and received $0.3 million in proceeds in relation to our 2016 share option plan.
In March 2018, we issued 50,000 shares and received $0.2 million in proceeds in relation to our 2016 share option plan.
In September 2018, at our Annual General Meeting, the shareholders approved to increase our authorized share capital from $7,500,000 divided into 150,000,000 common shares of $0.05 par value to $10,000,000 divided into 200,000,000 common shares of $0.05 par value.
In December 2018, we issued 25,000 shares and received $0.1 million in proceeds in relation to our 2016 share option plan.
In December 2018, we announced a share buy-back program to purchase up to 6 million of our common shares. The buy-back program ends on December 20, 2019. As of the date of this prospectus, we have bought back an aggregate of 795,000 shares pursuant to the program.
Voting Rights
The holders of our common shares will be entitled to one vote per share on each matter requiring the approval of the holders of the common shares. At any annual or special general meeting of shareholders where there is a quorum, a simple majority vote will generally decide any matter, unless a different vote is required by express provision of the Amended and Restated Bye-Laws or Bermuda law.
The Companies Act and our Amended and Restated Bye-Laws do not confer any conversion or sinking fund rights attached to our common shares.
Preemptive Rights
Bermuda law does not provide a shareholder with a preemptive right to subscribe for additional issues of a company’s shares unless, and to the extent that, the right is expressly granted to the shareholder under the bye-laws of a company or under any contract between the shareholder and the company.
Holders of our common shares do not have any preemptive rights pursuant to the Amended and Restated Bye-Laws.

Repurchase of Shares
Subject to the Companies Act, the Memorandum of Association and the Amended and Restated Bye-Laws, our Board may from time to time repurchase any common shares for cancellation or to be held as treasury shares.
Holders of our common shares, however, do not have any right to require the Company to purchase their shares pursuant to the Amended and Restated Bye-Laws.
Redemption of Preference Shares
The Company may with the approval of the shareholders issue preference shares which are redeemable at the option of the Company or the holder, subject to the Companies Act, the Memorandum of Association and the Amended and Restated Bye-Laws.
Call on Shares
Pursuant to the Amended and Restated Bye-Laws, the Board may from time to time make calls upon our shareholders in respect of any moneys unpaid on their shares.
Reduction of Share Capital
Subject to the Companies Act, the Memorandum of Association and the Amended and Restated Bye-Laws, the shareholders may by resolution authorize the reduction of the Company’s issued share capital or any capital redemption reserve fund or any share premium account in any manner.
Dividend and Other Distributions
Under the Companies Act, a company may, subject to its bye-laws and by resolution of the directors, declare and pay a dividend, or make a distribution out of contributed surplus, provided there are reasonable grounds for believing that after any such payment (a) the company will be solvent and (b) the realizable value of its assets will be greater than its liabilities.
The Amended and Restated Bye-Laws provide that the Board from time to time may declare cash dividends or distributions out of contributed surplus to be paid to the shareholders according to their rights and interests including such interim dividends as appear to be justified by the position of the Company.
Board of Directors
The Amended and Restated Bye-Laws provide that the Board shall consist of not less than two members and shall at all times comprise a majority of directors who are not residents in the United Kingdom or Norway. Our shareholders may change the number of directors by the vote of shareholders representing a simple majority of the total number of votes which may be cast at any annual or special general meeting, or by written resolution. Each director is elected at an annual general meeting of shareholders for a term commencing upon election and each director shall serve until re-elected or their successors are appointed on the date of the next scheduled annual general meeting of shareholders. The Amended and Restated Bye-Laws do not permit cumulative voting for directors.
Subject to the Companies Act, the Amended and Restated Bye-Laws permit our directors to engage in any transaction or arrangement with us or in which we may otherwise be interested. Additionally, as long as our director declares the nature of his or her interest at the first opportunity at a meeting of the Board, he or she shall not by reason of his office be accountable to us for any benefit which he or she derives from any transaction to which the Amended and Restated Bye-Laws permit him or her to be interested.
Our directors are not required to retire because of their age and are not required to be holders of our common shares.
Removal of Directors and Vacancies on the Board
Under the Companies Act, any director may be removed, with or without cause, by a vote of the majority of shareholders if the bye-laws so provide. A company may remove a director by specifically convening a special general meeting of the shareholders. The notice of any such special general meeting must be served on the director concerned no less than fourteen (14) days before the special general meeting. The affected director is entitled to be heard at that special general meeting.

The Amended and Restated Bye-Laws provide that directors may be removed, with or without cause, by a vote of the shareholders representing a majority of the votes present and entitled to vote at a special general meeting called for that purpose. The notice of any such special general meeting must be served on the director concerned no less than 14 days before the special general meeting and he or she shall be entitled to be heard at that special general meeting.
Any director vacancy created by the removal of a director from our Board at a special general meeting may be filled by the election of another director in his place by a majority vote of the shareholders entitled to vote at the special general meeting called for the purpose of removal of that director, or in the absence of such election, by the Board. The Board may fill casual vacancies so long as quorum of directors remains in office. Each director elected to the Board to fill a vacancy shall serve until the next annual general meeting of shareholders and until a successor is duly elected and qualified or until such director’s resignation or removal.
Quorum and Action by the Board of Directors
The Amended and Restated Bye-Laws provide that at any meeting of the Board (which must be held outside of the United Kingdom or Norway), the presence of the majority of the Board, unless otherwise fixed, constitutes a quorum for the transaction of business and that when a quorum is present, the acts of a majority of the directors present at any meeting shall be the acts of the Board, except as may be otherwise specified by Bermuda law or the Amended and Restated Bye-Laws. A quorum shall not be present unless a majority of directors present are neither resident in Norway nor physically located or resident in the United Kingdom.
A resolution in writing signed by all directors for the time being entitled to receive notice of a meeting of the Board shall be as valid and effectual as a resolution passed at a meeting of the Board.
A meeting of the Board or committee appointed by the Board shall be deemed to take place at the place where the largest group of participating directors or committee members has assembled or, if no such group exists, at the place where the chairman of the meeting participates. In no event shall the place where the largest group of participating directors or committee members has assembled or, if no such group exists, the place where the chairman of the meeting participates, be located in the United Kingdom. The Board or relevant committee shall use its best endeavors to ensure that any such meeting is not deemed to have been held in Norway, and the fact that one or more directors may be present at such teleconference by virtue of his being physically in Norway shall not deem such meeting to have taken place in Norway.
Duties of Directors and Officers; Limitation of Liability
Under Bermuda law, directors and officers shall discharge their duties in good faith and with that degree of diligence, care and skill which reasonably prudent people would exercise under similar circumstances in like positions. In discharging their duties, directors and officers may rely upon financial statements of the company represented to them to be correct by the president or the officer having charge of its books or accounts or by independent accountants.
The Companies Act provides that a company’s bye-laws may include a provision for the elimination or limitation of liability of a director to the company or its shareholders for any loss arising or liability attaching to him by virtue of any rule of law in respect to any negligence, default, breach of any duty or breach of trust of which the director may be guilty of; provided that such provision shall not eliminate or limit the liability of a director for any fraud or dishonesty he may be guilty of.
The Amended and Restated Bye-Laws limit the liability of our directors and officers to the fullest extent permitted by the Companies Act.
Director Indemnification
Bermuda law permits the bye-laws of a Bermuda company to contain a provision indemnifying the company’s directors and officers for any loss arising or liability attaching to him or her by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty, save with respect to fraud or dishonesty. Bermuda law also grants companies the power generally to indemnify directors and officers of a company, except in instances of fraud and dishonesty, if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director and officer of such company or was serving in a similar capacity for another entity at such company’s request.
The Amended and Restated Bye-Laws provide that each director, alternate director, officer, person or member of a board committee, if any, resident representative, and his or her heirs, executors or administrators, collectively, Indemnitees, will be indemnified and held harmless out of our assets to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him or her as such director, alternate director, officer, person or committee member or resident representative. The restrictions on liability, indemnities and waivers provided for in the Amended and Restated Bye-Laws do not extend to any matter that would render the same void under the Companies Act. In addition, each Indemnitee shall be indemnified out of our assets against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in such Indemnitee’s favor, or in which he or she is acquitted.
Under the Amended and Restated Bye-Laws, shareholders have further agreed to waive any claim or right of action they may have at any time against any Indemnitee on account of any action taken by such Indemnitee or the failure of such Indemnitee to take any action in the performance of his or her duties with or for the Company with the exception of any claims or rights of action arising out of fraud or dishonesty

Shareholder Meetings
Under the Companies Act, an annual general meeting of the shareholders shall be held for the election of directors on any date or time as designated by or in the manner provided for in the bye-laws and held at such place within or outside Bermuda as may be designated in the bye-laws. Any other proper business may be transacted at the annual general meeting.
Under the Companies Act, any meeting that is not the annual general meeting is called a special general meeting, and may be called by the Board or by such persons as authorized by the company’s memorandum of association or bye-laws. Under the Companies Act, holders of one-tenth of a company’s issued common shares may also call special general meetings. At such special general meeting, only business that is related to the purpose set forth in the required notice may be transacted. Additionally, under Bermuda law, a company may, by resolution at a special general meeting, elect to dispense with the holding of an annual general meeting for (a) the year in which it is made and any subsequent year or years; (b) for a specified number of years; or (c) indefinitely.
Under the Companies Act, notice of any general meeting must be given not less than five (5) days before the meeting and shall state the place, date and hour of the meeting and, in the case of a special general meeting, shall also state the purpose of such meeting and the that it is being called at the direction of whoever is calling the meeting. Under Bermuda law, accidental failure to give notice will not invalidate proceedings at a general meeting.
Annual General Meetings. The Amended and Restated Bye-Laws provide that the Board may fix the date, time and place of the annual general meeting within or without Bermuda (but never in the United Kingdom or Norway) for the election of directors and to transact any other business properly brought before the meeting.
Special General Meetings. The Amended and Restated Bye-Laws provide that special general meetings may be called by the Board and when required by the Companies Act (i.e. by holders of one-tenth of a company’s issued common shares through a written request to the Board).
Notice Requirements. The Amended and Restated Bye-Laws provide that we must give not less than five (5) days notice before any annual or special general meeting.
Quorum of Shareholders
Under the Companies Act, where the bye-laws so provide, a general meeting of the shareholders of a company may be held with only one individual present if the requirement for a quorum is satisfied and, where a company has only one shareholder or only one holder of any class of shares, the shareholder present in person or by proxy constitutes a general meeting.
Under the Amended and Restated Bye-Laws, quorum at annual or special general meetings shall be constituted by two or more shareholders either present in person or represented by proxy. If we only have one shareholder, then one shareholder present in person or proxy shall constitute the necessary quorum.
Shareholder Action without a Meeting
Under the Companies Act, unless the company’s bye-laws provide otherwise, any action required to or that may be taken at an annual or general meeting can be taken without a meeting if a written consent to such action is signed by the necessary majority of the shareholders entitled to vote with respect thereto.
The Amended and Restated Bye-Laws provide that, except in the case of the removal of auditors and directors, anything which may be done by resolution may, without an annual or special general meeting be done by resolution in writing, signed by a simple majority of all the shareholders or their proxies (or such greater majority required by the Companies Act).
Shareholder’s Rights to Examine Books and Records
Under the Companies Act, any shareholder, during the usual hours of business, may inspect, for a purpose reasonably related to his or her interest as a shareholder, and make copies of extracts from the share register, and minutes of all general meetings.
Amendments to Memorandum of Association
Under Bermuda law, a company may, by resolution passed at an annual or special general meeting of shareholders, alter the provisions of the memorandum of association. An application for alteration can only be made by (i) holders of not less in the aggregate than 20% in par value of a company’s issued share capital, (ii) by holders of not less in the aggregate that 20% of the company’s debentures entitled to object to alterations to the memorandum, or (iii) in the case a company that is limited by guarantee, by not less than 20% of the shareholders.

Variation in Shareholder Rights
Under Bermuda law, if at any time a company has more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, the rights attached to any class of share may be varied with (i) the consent in writing of the holders of 75% in nominal value of the issued shares of that class, or (ii) the sanction of a resolution passed at a separate general meeting of holders of the shares of the class at which a quorum consisting of at least two persons holding or representing of one-third of the issued shares of the relevant class is present.
The Amended and Restated Bye-Laws may be amended from time to time in the manner provided for in the Companies Act.
Vote on Amalgamations, Mergers, Consolidations and Sales of Assets
Under the Companies Act, any plan of merger or amalgamation must be authorized by the resolution of a company’s shareholders and must be approved by a majority vote of three-fourths of those shareholders voting at such special general meeting. Also, it is required that a quorum of two or more persons holding or representing more than one-third (1/3) of the issued and outstanding common shares of the company on the Record Date are in attendance in person or by proxy at such special general meeting.
There are no provisions in our Amended and Restated Bye-Laws addressing such matters.
Appraisal and Dissenters Rights
Under Bermuda law, in the event of an amalgamation or a merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the special general meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.
Derivative Actions
Class actions and derivative actions are generally not available to shareholders under Bermuda law. Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company, or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it. However, generally a derivative action will not be permitted where there is an alternative action available that would provide an adequate remedy. Any property or damages recovered by derivative action go to the company, not to the plaintiff shareholders. When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company or that the company be wound up.
A statutory right of action is conferred on subscribers to shares of a Bermuda company against persons (including directors and officers) responsible for the issue of a prospectus in respect of damage suffered by reason of an untrue statement contained in the prospectus, but this confers no right of action against the Bermuda company itself. In addition, subject to any limitations that may be contained in the company’s bye-laws, a shareholder may bring a derivative action on behalf of the company to enforce a right of the company (as opposed to a right of its shareholders) against its officers (including directors) for breach of their statutory and fiduciary duty to act honestly and in good faith with a view to the best interests of the company.
The Amended and Restated Bye-Laws contain provisions whereby each shareholder (i) agrees that the liability of our officers shall be limited, (ii) agrees to waive any claim or right of action such shareholder might have, whether individually or in the right of the Company, against any director, alternate director, officer, person or member of a committee, resident representative or any of their respective heirs, executors or administrators for any action taken by any such person, or the failure of any such person to take any action, in the performance of his or her duties, or supposed duties, to the Company or otherwise, and (iii) agrees to allow us to indemnify and hold harmless our officers and directors in respect of any liability attaching to such officer and director incurred by him or her as an officer or director of the Company. The restrictions on liability, indemnity and waiver do not extend to any liability of an officer or director for fraud or dishonesty.
Liquidation
Under Bermuda Law, in the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any outstanding preference shares.
Transfer Agent
The registrar and transfer agent for our common shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as “subsequent filings”. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures”. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto).  Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings.  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.
We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability of and terms of any guarantees;
•
any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such  redemption or repurchase;

•	any optional or mandatory sinking fund provisions;

•	any conversion or exchangeability provisions;
•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

Senior Debt Securities
We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.
Subordinated Debt Securities
We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.
Covenants
Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.
Modification of the Indentures
We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
(1)  changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)  reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;
(3)  reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)  waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);
(5)  makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)  makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or
(7)  waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent.
Additionally, certain changes under each indenture will not require the consent of any holders.  These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.

Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants
We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC’s nominee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement; or
•	currencies.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee		$15,271
FINRA Fee		$60,500
Legal fees and expenses	$		*
Printing and engraving expenses	$		*
NASDAQ Listing of Additional Shares Fee	$		*
Accounting fees and expenses	$		*
Miscellaneous	$		*
Total	$		*

*	To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by MJM Limited, Hamilton, Bermuda, with respect to matters of Bermuda law and by Seward & Kissel LLP, New York, New York, with respect to matters of U.S. and New York law.
EXPERTS
The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers AS is a member of Den norske Revisorforening.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. You may read and copy any document that we file at the public reference room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.  Our filings are also available on our website at http://www.goldenocean.no. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the Commission's Public Reference Room in Washington, D.C., as well as through the Commission's website.
Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•	Our Report on Form 6-K, which was furnished to the Commission on May 22, 2019, which contains our interim financial information for the quarter ended March 31, 2019.
•
Our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Commission on March 22, 2019, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•	Our Form 8-A, filed with the Commission on August 1, 2016, registering our common shares under Section 12(b) of the Exchange Act, and any amendment filed thereto.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission, and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus), including any such reports that we furnish after the date of the filing of the initial registration statement of which the prospectus forms a part and prior to the effectiveness of that registration statement, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and subsequent filings. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above-mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or us at the following address:
Golden Ocean Group Limited
Attn: James Ayers
Par-la-Ville Place
14 Par-la-Ville Road,
Hamilton, Bermuda HM 08
(1) 441 295 6935
www.goldenocean.bm
These reports may also be obtained on our website at http://www.goldenocean.bm. None of the information on our website is a part of this prospectus.
Information provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with United States generally accepted accounting principles and those reports will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section for the relevant periods. As a "foreign private issuer," we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of NASDAQ, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8.          Indemnification of Directors and Officers
Section 98 of the Companies Act of 1981 of the Islands of Bermuda, as amended, or the Companies Act, permits the Bye-Laws of a Bermuda company to contain a provision eliminating personal liability of a director or officer to the company for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust, of which the officer or person may be guilty.
Section 98 of the Companies Act grants companies the power generally to indemnify directors and officers of the company if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director and officer of the company or was serving in a similar capacity for another entity at the company's request.
Section 98 of the Companies Act permits a company to purchase and maintain insurance or make other financial arrangements on behalf of an officer or director for any liability asserted against him or her and liability and expenses incurred in his or her capacity as a director, officer, employee or agent arising out of his or her status as such, whether or not the company has the power to indemnify him or her against such liability and expenses.
Bye-laws number 158 through 166 of Golden Ocean Group Limited, or the Company, provide as follows:
158.
Subject to the provisions of Bye-law 166, no Director, Alternate Director, Officer, person or member of a committee authorised under Bye-law 118, Resident Representative of the Company or his heirs, executors or administrators shall be liable for the acts, receipts, neglects, or defaults of any other such person or any person involved in the formation of the Company, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company, or for the insufficiency of deficiency of any security in or upon which any of the monies of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom any monies, securities, or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default, or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of his duties, or supposed duties, to the Company or otherwise in relation thereto.

159.
Subject to the provisions of Bye-law 166, every Director, Alternate Director, Officer, person or member of a committee authorised under Bye-law 118, Resident Representative of the Company and their respective heirs, executors or administrators shall be indemnified and held harmless out of the funds of the Company to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, Alternate Director, Officer, person or committee member or Resident Representative and the indemnity contained in this Bye-law shall extend to any person acting as such Director, Alternate Director, Officer, person or committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election.

160.
Every Director, Alternate Director, Officer, person or member of a committee duly authorised under Bye-law 118, Resident Representative of the Company and their respective heirs, executors or administrators shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, Alternate Director, Officer, person or committee member or Resident Representative in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

161.
To the extent that any Director, Alternate Director, Officer, person or member of a committee duly authorised under Bye-law 118, Resident Representative of the Company or any of their respective heirs, executors or administrators is entitled to claim an indemnity pursuant to these Bye-laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

162.
The Board may arrange for the Company to be insured in respect of all or any part of its liability under the provision of these Bye-laws and may also purchase and maintain insurance for the benefit of any Directors, Alternate Directors, Officers, person or member of a committee authorised under Bye-law 118, employees or Resident Representatives of the Company in respect of any liability that may be incurred by them or any of them howsoever arising in connection with their respective duties or supposed duties to the Company. This Bye-law shall not be construed as limiting the powers of the Board to effect such other insurance on behalf of the Company as it may deem appropriate.

163.
Notwithstanding anything contained in the Principal Act, the Company may advance moneys to an Officer or Director for the costs, charges and expenses incurred by the Officer or Director in defending any civil or criminal proceedings against them on the condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against them.

164.
Each member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director, Alternate Director, Officer of the Company, person or member of a committee authorised under Bye-law 118, Resident Representative of the Company or any of their respective heirs, executors or administrators on account of any action taken by any such person, or the failure of any such person to take any action in the performance of his duties, or supposed duties, to the Company or otherwise in relation thereto.

165.	The restrictions on liability, indemnities and waivers provided for in Bye-laws 158 to 164 inclusive shall not extend to any matter which would render the same void pursuant to the Companies Acts.
166.
The restrictions on liability, indemnities and waivers contained in Bye-laws 158 to 164 inclusive shall be in addition to any rights which any person concerned may otherwise be entitled by contract or as a matter of applicable Bermuda law.

Item 9.          Exhibits
The exhibit index at the end of this registration statement, or the Exhibit Index, identifies the exhibits which are included in this registration statement and are incorporated herein by reference.
Item 10.          Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)– (d)	Not applicable.
(e)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest Annual Report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f)– (g)	Not applicable.
(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.
(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(k)– (l)	Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on July 18, 2019.
Golden Ocean Group Limited

By:	/s/ Birgitte Ringstad Vartdal
Name: Birgitte Ringstad Vartdal
Title: Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 18, 2019 in the capacities indicated.

/s/ John Fredriksen	Director
John Fredriksen

/s/ Ola Lorentzon	Director and Chairman of the Board
Ola Lorentzon
/s/ James O'Shaughnessy	Director
James O'Shaughnessy

/s/ Ulrika Laurin	Director
Ulrika Laurin

/s/ Birgitte Ringstad Vartdal	Principal Executive Officer
Birgitte Ringstad Vartdal

/s/ Per Heiberg	Principal Financial and Accounting Officer
Per Heiberg

Authorized Representative
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Golden Ocean Group Limited, has signed this Registration Statement in the city of Newark, state of Delaware, on July 18, 2019.
PUGLISI & ASSOCIATES

By:	/s/ Donald Puglisi
Name: Donald Puglisi

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement (for equity securities)(1)
1.2	Form of Underwriting Agreement (for debt securities)(1)
4.1	Form of Common Share Certificate(2)
4.2	Form of Preferred Share Certificate(1)
4.3	Form of Warrant Agreement(1)
4.4	Form of Purchase Contract(1)
4.5	Form of Senior Indenture(3)
4.6	Form of Subordinated Indenture(4)
4.7	Form of Unit Agreement(1)
4.8	Form of Rights Agreement(1)
5.1	Opinion of MJM Limited, Bermuda counsel to the Company
5.2	Opinion of Seward & Kissel LLP, US Counsel to the Company
8.1	Opinion of Seward & Kissel LLP, US Counsel to the Company, with respect to certain U.S. tax matters
23.1	Consent of MJM Limited, Bermuda Counsel to the Company (included in Exhibit 5.1)
23.2	Consent of Seward & Kissel LLP, US Counsel to the Company (included in Exhibit 5.2)
23.3	Consent of PricewaterhouseCoopers AS
24.1	Power of Attorney (contained in signature page)
25.1	Form of T-1 Statement of Eligibility (senior indenture)(5)
25.2	Form of T-1 Statement of Eligibility (subordinated indenture)(5)

(1)	To be filed as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference into this registration statement.
(2)	Incorporated by reference from Exhibit 4.1 of Amendment No. 1 to the Company’s Registration Statement on Form 8-A filed with the Commission on August 1, 2016.
(3)	Incorporated by reference to Exhibit 4.6 of the Company's Registration Statement on Form F-3 (Registration No. 333-211365), filed on May 13, 2016, as amended.
(4)	Incorporated by reference to Exhibit 4.7 of the Company's Registration Statement on Form F-3 (Registration No. 333-211365), filed on May 13, 2016, as amended.
(5)	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.